Exhibit 10.4

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made as of _______________, 2023, between CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation, whose office is located at 305 Hartmann Drive, Lebanon, Tennessee 37087 (the "Company"), and _______________________________________, an individual whose address is _____________ ("_______________________").

W I T N E S S E T H:

WHEREAS, _______________________ is currently employed by the Company as its _______________________;

WHEREAS, _______________________ and the Company are parties to that certain Severance Agreement dated ____________ (“Severance Agreement”);

WHEREAS, on even date herewith the Company has publicly announced its appointment of a new Chief Executive Officer;

WHEREAS, to ensure stability following such appointment, the Board of Directors of the Company (“Board”) wishes to incentivize _______________________ to remain with the Company and, in connection with any voluntary termination of his employment relationship, to provide the Company and the Board with adequate prior notice thereof and continued access to _______________________’s experience and expertise thereafter;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Company and _______________________ hereby agree as follows:

1.            TERM OF RETENTION.

1.1            Retention. As of the Effective Date (defined below) the Company hereby retains _______________________, and _______________________ hereby agrees to be retained by the Company, for the Consulting Term (as hereinafter defined).

1.2            Consulting Term. The "Consulting Term" shall mean the period commencing on the date that is six months after the date on which _______________________ notifies the Company that he wishes to terminate his employment relationship with the Company, which notice date may not be before May 1, 2024 (such six-month anniversary, the “Effective Date”), and ending on the first anniversary of the Effective Date, unless terminated earlier pursuant to Article 4 hereof or extended by mutual agreement of the parties.

2.            DUTIES OF CONSULTANT; NONDISCLOSURE; NONCOMPETE.

2.1            General Duties. _______________________ is hereby engaged to provide consulting expertise to the Board and the executives of the Company in connection with the Company’s business or special projects as may be requested by the Board or a Committee thereof from time to time. In rendering such services, however, _______________________ shall not be providing legal advice to the Company or acting as its legal counsel.

2.2            Time Expectations. _______________________ shall dedicate up to 10 hours per week to the Company in discharging the services hereunder, and all work and services shall be scheduled at times and intervals that are mutually agreed by the parties.

2.3            Work for Hire. Any and all work produced, directly or indirectly, by _______________________ in connection with the consultation services shall be a work for hire, and all rights therein shall belong to, and all benefit therefrom shall inure to, the Company.

2.4            Relationship of Consultant to Company. Upon and after the Effective Date, the relationship of _______________________ to the Company shall be, for all purposes, that of an independent contractor. _______________________ understands and agrees that this Agreement does not make _______________________ an agent, joint venturer, or legal representative of the Company on or after the Effective Date for any purpose whatsoever. Further, beginning on the Effective Date _______________________ will not hold himself out to the public as an agent, joint venturer, or legal representative of the Company for any purpose whatsoever. _______________________ further understands and agrees that as of the Effective Date this Agreement does not make _______________________ an employee of the Company for any purpose whatsoever, including, without limitation, the application of the Fair Labor Standards Act minimum wage and overtime payments, Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, the provisions of the Internal Revenue Code, applicable state revenue and taxation law, applicable state workers' compensation law, and applicable state unemployment insurance law. _______________________ will retain sole and absolute discretion and judgment in the manner and means of carrying out _______________________'s activities and responsibilities hereunder. _______________________ agrees that upon the Effective Date he is separate and independent from the Company, that he has a full opportunity to find other business, that he has made his own investment in his business, and that he will utilize a high level of skill necessary to perform the work for which he has been contracted hereunder. After the Effective Date, this Agreement further shall not be construed as creating any joint employment relationship between _______________________ and the Company, and the Company will not be liable for any obligation incurred by _______________________, including, without limitation, unpaid minimum wages and/or overtime premiums to any agent, servant, or employee of _______________________.

3.            COMPENSATION; EXPENSES.

3.1            Fee. As compensation for performance of the services hereunder, the Company will pay _______________________ the aggregate sum of $700,000 (“Consulting Fee”) payable in equal installments every two weeks during the Consulting Term, less any legally required withholdings. The Consulting Fee shall be deemed earned by _______________________ and shall be payable by the Company to _______________________ irrespective of whether and to what extent the Board or the Company requests services from him; provided, however, that as a condition to the receipt of the Consulting Fee, _______________________ shall execute a Release in substantially the form required pursuant to Section 2(c)(iv) and Exhibit B of the Severance Agreement, mutatis mutandis for this Agreement, which the Company shall deliver to him not less than 60 days prior to the Effective Date. If the period in which to consider the Release begins and ends in separate tax years, the payment of the Consulting Fee shall commence in the later of such calendar years, and the initial payment of such amounts shall include any payroll periods which occur during such delay.

3.2            Expenses. The Company will reimburse _______________________ for all pre-approved, necessary, reasonable, and actual expenses incurred by _______________________ in the performance of the consulting services in accordance with standard Company policy for such reimbursement, provided, however, that ___________ will require prior approval for any single expense greater than One Thousand Dollars (US$1,000.00).

4.            RESTRICTIVE COVENANTS AND TERMINATION OF RELATIONSHIP.

4.1            Restrictive Covenants. _______________________ will continue to be legally bound by the covenants set forth in Section 3 of the Severance Agreement (“Restrictive Covenants”), all of which are incorporated herein by reference and apply equally to this Agreement.

4.2            Termination by the Company.

(a)	The Company may terminate this Agreement for convenience at any time prior to the Effective Date, but such termination shall be deemed to constitute a Qualifying Termination under the Severance Agreement (and entitle _______________________ to payments thereunder) unless the Company is also terminating _______________________’s employment for Cause as defined under the Severance Agreement (in which case _______________________ will not be entitled to payment under the Severance Agreement or under this Agreement).

(b)	The Company may terminate this Agreement on or after the Effective Date only if _______________________ materially breaches his obligations hereunder (including the Restrictive Covenants) and fails to cure the same to the reasonable satisfaction of the Board within fifteen days after the Company notifies _______________________ in writing of the breach. If _______________________ fails to so cure the breach, the Company shall be relieved of any further obligation to pay _______________________ the remaining installments of the Consulting Fee.

4.3            Termination by _______________________.

(a)	_______________________ may terminate this Agreement for convenience at any time on or after the Effective Date, by giving at least thirty days' written notice of such termination to the Company, such termination to be effective on the date specified in such notice. In such case, at the end of the notice period, the Company shall be relieved of any further obligation to pay _______________________ any remaining installments of the Consulting Fee.

(b)	_______________________ may terminate this Agreement for cause at any time on or after the Effective Date in the event the Company fails to make an installment payment required hereunder and fails to make such payment within ten days after _______________________ notifies the Company in writing of the same. If the Company fails to make such payment within such ten-day period, the remainder of the Consulting Fee shall accelerate, and the Company shall pay such remainder to _______________________ within five further days following the end of such ten-day period.

4.4            No Duplicate Payments. This Agreement is supplemental to the Severance Agreement, but in no event shall _______________________ be entitled to payments under both agreements. At any time prior to the Effective Date, the Company may terminate his employment, in which case (i) this Agreement will automatically terminate and be of no further force or effect, and (ii) the terms of the Severance Agreement will apply.

5.            GENERAL PROVISIONS.

5.1            Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the retention of _______________________ by the Company as a consultant and contains all of the covenants and agreements between the parties with respect to such retention in any manner whatsoever. For the avoidance of doubt, nothing in this Agreement supersedes or amends the Severance Agreement or the CIC Agreement.

5.2            Incorporation by Reference. Sections 5-13 of the Severance Agreement are hereby incorporated by reference into this Agreement and shall apply equally hereto.

IN WITNESS WHEREOF, _______________________ has hereunto affixed his hand and the Company has caused this Agreement to be executed by its duly authorized officer or representative as of the day and year first above written.

COMPANY:

CRACKER BARREL OLD COUNTRY STORE, INC.

By:
Name:	Sandra B. Cochran
Title:	President and Chief Executive Officer

By:

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